Exhibit 8.2

Georgiou, Iacovou & CO LLC
11, June 16th 1943 Street, 3022 Limassol, Cyprus
P.O. Box 50161, 3601 Limassol, Cyprus
T: +357 25 869 259

31 October 2022

Frontline Ltd.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08
Bermuda

Dear Sirs,

RE: Frontline Ltd. (the “Company”) – Registration Statement on Form F-4
1.	Subject of opinion
We have acted as advisors to the Company, a corporation incorporated under the laws of Bermuda, in connection with certain tax matters under the applicable taxation laws of the Republic of Cyprus pertaining to the  proposed continuance and transfer of seat to the Republic of Cyprus pursuant to section 354B of Companies Law, Cap. 113 (the “Companies Act”) and the filing with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-4, as amended from time to time (the “Registration Statement”), which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto, other than the Prospectus as defined therein), under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder.
2.	Documents Examined
For the purpose of providing this opinion, we have examined and relied upon originals or copies of the following documents:
a)	the Registration Statement, as herein above defined; and
b)	such other documents as we have deemed necessary in order to render this opinion.
(collectively the “Documents”).

3.	Opinion Limited to Cyprus Taxation Laws
This opinion is to be governed by and construed in accordance with the laws of the Republic of Cyprus and is limited to and is given on the basis of the law and practice in the Republic of Cyprus and the Cyprus Courts as at the date of this legal opinion. We express no opinion whatsoever with respect to the laws of any other jurisdiction.
Our opinion is strictly limited to the matters expressly stated herein and is not to be read or construed as extending by implication to any other matter. It applies upon the Company becoming a Cyprus tax resident.
4.	Assumptions
In giving this opinion, we have assumed:
a)	the genuineness of all seals and signatures on, and the authenticity, accuracy and completeness of all Documents submitted to us whether as originals or copies;
b)	the conformity to originals of all Documents supplied to us as photocopies or facsimile copies;
c)	the accuracy and completeness of all factual representations and statements of fact made in the Documents;
d)	that where a Document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft;
e)	the power and authority of any persons signing or submitting the Documents delivered to us;
f)	that the Company will continue to the Republic of Cyprus as a public company limited by shares in accordance with the provisions of the Companies Law, Cap. 113; and
g)
the Documents are complete and have not been substituted, supplemented, amended or varied, that there are no other arrangements between any of the parties which modify or supersede the content of the Documents and that there has been no change in the Documents and that all continue to be in full force and effect and have not been amended or varied in any way prior to the date of this opinion.

5.	Opinion
Based upon and subject hereto and further subject to any matters not disclosed to us, we are of the opinion that, as at today’s date,and once the Company becomes a Cyprus tax resident, the statements under the captions “Material Tax Consequences of the Redomiciliation” and “Taxation—Cyprus Taxation” and any repetition of the said statement in the Registration Statement as herein above defined, to the extent that it constitutes a statement in accordance with the laws of the Republic of Cyprus in relation to the tax matters in question (including without limitation, the Merchant Shipping (Fees and Taxing Provisions) Laws of 2010 – 2020 and/or Cyprus Income Tax Law L. 118(I)/2002), is accurate in all material respects.

6.	Disclosure
This opinion is issued solely for the purpose of the filing of the Registration Statement by the Company and is not to be relied upon for any other purpose or in the context of any other matter.
We assume no responsibility to review or update this opinion if applicable law or the existing facts or circumstance should change after the date hereof.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
Yours faithfully,
Georgiou, Iacovou & Co LLC

/s/ Panayiota E. Georgiou
Panayiota E. Georgiou
Board Member